Exhibit (a)(1)(F)

Strategic Hotels & Resorts, Inc.

Offers to Purchase for Cash

Up to 4,716,981 in the Aggregate of its Outstanding Preferred Shares in the Priority Listed Below

Acceptance Priority Level	Series of Preferred Shares	NYSE Ticker Symbol	CUSIP No(s).	Number of Shares Outstanding	Maximum Number of Shares That May Be Purchased	Offer Price Per Share
1	Series C Shares	BEEPRC	86272T 502	5,750,000	4,716,981	$26.50
2	Series B Shares	BEEPRB	86272T 403	4,600,000	4,400,000	$26.50
3	Series A Shares	BEEPRA	86272T 304 86272T 205	4,488,750	4,288,750	$26.70

Pursuant to the Offer to Purchase

Dated November 7, 2011

THE OFFERS (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 7, 2011, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH DATE, AS IT MAY BE EXTENDED WITH RESPECT TO EACH OFFER, THE “EXPIRATION DATE”). THE SHARES MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION DATE. OUR OBLIGATION TO ACCEPT FOR PURCHASE AND TO PAY FOR SHARES VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN IS CONDITIONED ON THE SATISFACTION OF CERTAIN CONDITIONS, INCLUDING THE MINIMUM TENDER CONDITION (AS DEFINED BELOW).

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 7, 2011 (the “Offer to Purchase”), and the related Letters of Transmittal (the “Letters of Transmittal” which, together with the Offer to Purchase, as they may be amended and supplemented from time to time, constitute the “Offer Documents”), in connection with the offer by Strategic Hotels & Resorts, Inc., a Maryland corporation (the “Company”), to purchase for cash up to 4,716,981 shares in the aggregate (the “Maximum Number of Shares”) of its issued and outstanding: (i) 8.25% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series C Shares”), at a purchase price of $26.50 per share, net to the seller in cash, less any applicable withholding taxes and without interest or accrued and unpaid dividends (the “Series C Offer”); (ii) 8.25% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series B Shares”), at a purchase price of $26.50 per share, net to the seller in cash, less any applicable withholding taxes and without interest or accrued and unpaid dividends (the “Series B Offer”); and (iii) 8.50% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series A Shares” and, together with the Series C Shares and the Series B Shares, the “Preferred Shares”), at a purchase price of $26.70 per share net to the seller in cash, less any applicable withholding taxes and without interest or accrued and unpaid dividends (the “Series A Offer” and, together with the Series C Offer and the Series B Offer, the “Offers”), upon the terms and subject to the conditions set forth in the Offer Documents. Capitalized terms used but not defined herein have the meanings assigned to them in the Offer to Purchase.

If the aggregate number of Preferred Shares that are validly tendered and not properly withdrawn as of the Expiration Date exceeds the Maximum Number of Shares or the maximum number of shares specified for a particular series of Preferred Shares in the “Maximum Number of Shares That May Be Purchased” column of the table above (the “Maximum Series Amount”), the Company will accept for purchase that number of Preferred Shares that does not result in the Company purchasing more than the Maximum Number of Shares or a Maximum Series Amount. In that event, the Preferred Shares will be accepted for purchase in accordance with the Acceptance Priority Levels specified in the table above (in numerical priority order) and may be subject to proration, as described in the Offer to Purchase.

We are the owner of record of Preferred Shares held for your account. As such, we are the only ones who can tender your Preferred Shares, and then only pursuant to your instructions. We are sending you the Letters of Transmittal for your information only; you cannot use it to tender Preferred Shares we hold for your account. PLEASE DO NOT COMPLETE THE LETTERS OF TRANSMITTAL.

If you wish to have us tender any or all of your Preferred Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date. Please note that the Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on December 7, 2011, unless the Offer is extended or terminated by the Company.

The Offers are being made solely pursuant to the Offer to Purchase and the related Letters of Transmittal and is being made to all record holders of Preferred Shares. The Offers are not being made to, nor will tenders be accepted from or on behalf of, holders of Preferred Shares residing in any jurisdiction in which the making of the Offers or acceptance of the tender of Preferred Shares would not be in compliance with the laws of such jurisdiction, provided that the Company complies with the requirements of Rule 13e-4(f)(8) under the Securities Exchange Act of 1934.

The Company’s Board of Directors has approved the making of the Offers. However, neither the Company nor the Company’s Board of Directors makes any recommendation as to whether you should tender or refrain from tendering your Preferred Shares. You must make your own decision as to whether to tender your Preferred Shares and, if so, how many Preferred Shares to tender. You should read carefully the information set forth or incorporated by reference in the Offer to Purchase and in the related Letters of Transmittal, including the purpose of the Offers.

Instruction Form

Strategic Hotels & Resorts, Inc.

Offers to Purchase for Cash

Up to 4,716,981 in the Aggregate of its Outstanding Preferred Shares in the Priority Listed Below

Acceptance Priority Level	Series of Preferred Shares	NYSE Ticker Symbol	CUSIP No(s).	Number of Shares Outstanding	Maximum Number of Shares That May Be Purchased	Offer Price Per Share
1	Series C Shares	BEEPRC	86272T 502	5,750,000	4,716,981	$26.50
2	Series B Shares	BEEPRB	86272T 403	4,600,000	4,400,000	$26.50
3	Series A Shares	BEEPRA	86272T 304 86272T 205	4,488,750	4,288,750	$26.70

Pursuant to the Offer to Purchase

Dated November 7, 2011

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Offers made by the Company with respect to its outstanding shares of Preferred Stock. If the aggregate number of Preferred Shares that are validly tendered and not properly withdrawn as of the Expiration Date exceeds the Maximum Number of Shares or the maximum number of shares specified for a particular series of Preferred Shares in the “Maximum Number of Shares That May Be Purchased” column of the table above (the “Maximum Series Amount”), the Company will accept for purchase that number of Preferred Shares that does not result in the Company purchasing more than the Maximum Number of Shares or the Maximum Series Amount. In that event, the Preferred Shares will be accepted for purchase in accordance with the Acceptance Priority Levels specified in the table above (in numerical priority order) and may be subject to proration, as described in the Offer to Purchase.

Instruction to tender shares: This will instruct you to tender the number Preferred Shares set forth below held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer Documents.

The undersigned expressly agrees to be bound by the terms of the Offers as set forth in the Offer Documents and such terms may be enforced against the undersigned.

8.25% Series C Cumulative Redeemable Preferred Stock

Please tender              shares of 8.25% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, held by you for my account.

8.25% Series B Cumulative Redeemable Preferred Stock

Please tender              shares of 8.25% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share, held by you for my account.

8.50% Series A Cumulative Redeemable Preferred Stock

Please tender              shares of 8.50% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, held by you for my account.

If no amount is provided above with respect to the number of shares of any or all series of Preferred Stock and this Instruction Form is signed in the space provided below, we are authorized to tender with respect to the entire amount of each series of Preferred Stock in which we hold an interest through DTC for your account.

Signature(s) of Holder(s):

Name(s) of beneficial holder(s) (Please Print)

Capacity (full title)

Dated:

Address

	City	Zip Code

Area Code and Telephone No.

Tax ID No. or Social Security No.

NONE OF THE PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO.